Exhibit 99.(k)(10)

SEVENTH AMENDED AND RESTATED
APPENDIX B

AMENDED AND RESTATED
CUSTODY AGREEMENT

The following investment companies (“Funds”) are hereby made parties to the Amended and Restated Custody Agreement dated November 19, 2015, as amended, with UMB Bank, n.a. (“Custodian”) and Central Park Advisers, LLC, and agree to be bound by all the terms and conditions contained in said Agreement:

CPG Carlyle Commitments Master Fund, LLC
CPG Carlyle Commitments Fund, LLC
CPG TCG Acquisition Fund, LLC (not registered under the 1940 Act)
CPG Vintage Access Fund, LLC
CPG VA Acquisition Fund, LLC (not registered under the 1940 Act)
CPG Vintage Access Fund II, LLC
CPG VA Acquisition Fund II, LLC (not registered under the 1940 Act)
CPG Vintage Access Fund III, LLC
CPG VA Acquisitions Fund III, LLC (not registered under the 1940 Act)
CPG Focused Access Fund, LLC
CPG Vintage Access Fund IV, LLC
CPG Vintage Access Fund V, LLC
CPG Vintage Access Fund VI, LLC

Effective as of the 22nd day of February, 2023.

CENTRAL PARK ADVISERS, LLC, on behalf each of the Funds, severally and not jointly

Attest:	By:	/s/ Michael Mascis

	Name:	Michael Mascis

	Title:	Authorized Person

	Date:	2/22/23

UMB BANK. N.A.

Attest:	By:	/s/ Amy Small

	Name:	Amy Small

	Title:	Executive Vice President

	Date:	February 22, 2023

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